Exhibit 99.3

Inland Retail Real Estate Trust, Inc. Update — December 7, 2006

On October 20, 2006 Inland Retail Real Estate Trust, Inc. (“Inland Retail”) and Developers Diversified Realty Corporation (“DDR”) entered into an Agreement and Plan of Merger (“Merger Agreement”).  Under the terms of the agreement, DDR will acquire all of the outstanding shares of Inland Retail for a total merger consideration of $14 per share. DDR may at its option elect to issue up to $4 per share of the total merger consideration in the form of common shares of DDR.  DDR has until 15 calendar days prior to the shareholders’ meeting to make this decision.  The date of the meeting has not yet been set, so we will not know the exact composition of the payout for some time.

This Merger Agreement does not affect Inland American Real Estate Trust, Inc. or Inland Western Retail Real Estate Trust, Inc. stockholders.

On December 7, 2006, Inland Retail will pay a distribution of $0.069167 per share to shareholders of record as of November 22, 2006.  This calculation is based upon an annualized rate of $.83 per share divided by 12 months.  The annualized distribution rate of $0.83 per share remains the same.  Inland Retail shareholders will be receiving the attached distribution letter and Frequently Asked Questions.

IMPORTANT INFORMATION:

DISTRIBUTIONS

The Distribution Reinvestment Program (DRP) has been suspended.  Effective with the November 7, 2006 distribution and going forward, all shareholders will receive cash distributions.  Shareholders may elect to have the monthly distribution electronically deposited to a bank account or the check may be mailed to a third party, such a brokerage account.  To do so, shareholders should complete the Direct Deposit Enrollment Form.  This form is only for the monthly distributions and will not impact payment of the final distribution.  Please note that checks for custodial accounts, such as IRAs and SEPs, will be sent directly to the custodian.

CERTIFICATES

A mailing will be sent to shareholders with outstanding certificates in the upcoming weeks requesting that shareholders surrender their Inland Retail certificates so that shares may be held in “book-entry”.  Please encourage your shareholders to promptly return their certificates to:

Investor Relations
Inland Retail Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, IL 60523

PROXY

We anticipate that shareholders will receive the proxy in December.  Please encourage your shareholders to vote.

SHARE REPURCHASE PROGRAM

The Share Repurchase Program has been suspended.  Accounts may no longer be liquidated through this program.

WARRANTS

We are in the process of working with DDR and the Broker/Dealers on finalizing the process for warrants.

If you have any questions, please contact your Inland regional sales team or Inland Retail Investor Relations at (800) 348-9192:

Inland Regional Sales:	East	888-820-3974

	Midwest	800-323-6122

	North	866-833-5255

	West	866-624-2603

This announcement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this announcement are forward-looking statements. All forward-looking statements speak only as of the date of this announcement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Developers Diversified, IRRETI and their affiliates or industry results or the benefits of the proposed merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, approval of the transaction by the shareholders of IRRETI, the satisfaction of closing conditions to the transaction, difficulties encountered in integrating the companies, the marketing and sale of non-core assets, and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company’s filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

This announcement does not constitute an offer of any securities for sale. In connection with the proposed transaction, Developers Diversified and IRRETI expect to file a proxy statement/ prospectus as part of a registration statement regarding the proposed merger with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about Developers Diversified and IRRETI and the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by Developers Diversified and IRRETI with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from Developers Diversified and IRRETI by directing such request to:  Developers Diversified Realty Corporation, Attention: Investor Relations, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or Inland Retail Real Estate Trust, Inc., Attention: Investor Relations, 2901 Butterfield Road, Oak Brook, IL 60523. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.

Developer Developers Diversified and IRRETI and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of IRRETI in connection with the merger. Information about Developers Diversified and its directors and executive officers, and their ownership of Developers Diversified securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Developers Diversified, which was filed with the SEC on April 3, 2006. Information about IRRETI and its directors and executive officers, and their ownership of IRRETI securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of IRRETI, which was filed with the SEC on October 14, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available. As a result of this transaction, IRRETI does not intend to hold an annual stockholder meeting and instead will hold a special meeting to vote on the proposed merger.

For Broker/Dealer Use Only. Dissemination to prospective investors prohibited. This is neither an offer to sell nor a solicitation of an offer to buy any security, which can be made only by a prospectus which has been filed or registered with appropriate state and federal regulatory agencies and sold only by broker/dealers authorized to do so.

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